Exhibit 23

Consent of Independent Registered Public Accounting Firm

WashingtonFirst Bankshares, Inc.
Reston, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-202288, No. 333-201897, and No. 333-202318) and Forms S-8 (No. 333-207071 and No. 333-192926) of our report dated March 14, 2017, relating to the consolidated financial statements of WashingtonFirst Bankshares, Inc. appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016.

Philadelphia, Pennsylvania
March 14, 2017